SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2003 (February 4, 2003)

AIRBORNE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6512	91-065027
(State or Other Jurisdiction of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

3101 Western Avenue, PO Box 662, Seattle, Washington 98111

(Address of Principal Executive Offices, Zip Code)

(206) 285-4600

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

On February 4, 2003 the Board of Directors of Airborne, Inc. (the “Company”) voted to amend Article IV, Section 1 of the Company’s bylaws so that each class of directors elected subsequent to the 2003 annual meeting of shareholders will have a term of one year. Directors in the class to be elected at this year’s annual meeting will have a 3-year term. The Board of Directors adopted this change in bylaws as part of its regular review of corporate governance. The Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1, will be effective immediately following this year’s annual meeting.

On February 4, 2003 the Company issued the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

EXHIBIT	DESCRIPTION
3.1	Amended and Restated By-laws of Airborne, Inc.
99.1	Press Release issued February 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE, INC.

Dated:	February 5, 2003	By:	/s/ David C. Anderson
David C. Anderson, Secretary